                                                                   Exhibit 3.9


                                STATE OF NEBRASKA

                           [FLAG OF STATE OF NEBRASKA]

United States of America, } ss.                            Department of State
  State of Nebraska       } ss.                             Lincoln, Nebraska

      I, Scott Moore, Secretary of State of the State of Nebraska do hereby certify;

      NORTHLAND TRANSPORTATION SERVICES, INC.

      was duly incorporated under the laws of this state on November 4, 1994, and do further certify that no occupation taxes assessed are unpaid and no annual reports are delinquent; articles of dissolution have not been filed; and said corporation is in existence as of the date of this certificate.

         In Testimony whereof,

[SEAL OF THE STATE      I have hereunto set my hand and affixed the Great Seal
   OF NEBRASKA]         of the State of Nebraska on June 27 in the year of our
                        Lord, one thousand nine hundred and ninety-seven.


                                                  /s/ Scott Moore
                                                  SECRETARY OF STATE

                                STATE OF NEBRASKA

                           [FLAG OF STATE OF NEBRASKA]

United States of America, } ss.                            Department of State
  State of Nebraska       } ss.                             Lincoln, Nebraska

      I, Scott Moore, Secretary of State of the State of Nebraska do hereby certify;

      The attached is a true and correct copy of the Articles of Incorporation of

      NORTHLAND TRANSPORTATION SERVICES, INC.

      with its registered office located in LINCOLN, Nebraska, as filed and recorded in this office on November 4, 1994.

      I further certify that said corporation is in good standing as of this date.

         In Testimony whereof,

[SEAL OF THE STATE      I have hereunto set my hand and affixed the Great Seal
   OF NEBRASKA]         of the State of Nebraska on June 27 in the year of our
                        Lord, one thousand nine hundred and ninety-seven.


                                                  /s/ Scott Moore
                                                  SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                     NORTHLAND TRANSPORTATION SERVICES, INC.

                                   ARTICLE I.

                                      NAME
                                      ----

      The name of the corporation is: Northland Transportation Services, Inc.

                                   ARTICLE II.

                                    DURATION
                                    --------

      The period of the corporation's duration is perpetual.

                                  ARTICLE III.

                                    PURPOSES

      The purposes for which this corporation is organized are:

      1. To act as a common carrier of freight and to engage in and do any lawful acts concerning any and all lawful businesses for which corporations may be organized.

      2. To do everything necessary, proper, advisable and convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things which are not forbidden by the laws of the State of Nebraska, or by these Articles of Incorporation.

                                   ARTICLE IV.

                                AUTHORIZED SHARES
                                -----------------

      The aggregate number of shares which the corporation shall have authority to issue is 100 shares of common stock and the par value of each of said shares shall be $100.00.
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                                   ARTICLE V.

             INITIAL REGISTERED AGENT AND INITIAL REGISTERED OFFICE
             ------------------------------------------------------

      The initial registered agent of the corporation is: C T Corporation System. The street address of its initial registered office is: 206 South 13th Street, Suite 1500, Lincoln, Nebraska 68508.

                                   ARTICLE VI.

                        NAME AND ADDRESS OF INCORPORATOR
                        --------------------------------

      The name and address of the incorporator is Daniel J. Duffy, 8805 Indian Hills Drive, Suite 303, Omaha, Nebraska 68114.

      The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation under the Nebraska Business Corporation Act does hereby adopt and sign these Articles of Incorporation this 26th day of October, 1994.


                                     /s/ Daniel J. Duffy
                                     ------------------------------------------
                                     DANIEL J. DUFFY, Sole Incorporator

                                     CONSENT

TO: ALLEN J. BEERMAN
    Secretary of State of Nebraska

      NORTHLAND TRANSPORTATION, INC. hereby consents to the use of the name NORTHLAND TRANSPORTATION SERVICES, INC. by Daniel J. Duffy as incorporator of a Nebraska business corporation.

      DATED at Laurel, Nebraska this _______ day of November, 1994,

                                       NORTHLAND TRANSPORTATION, INC.


                                       By /s/ Rob Morris
                                          ------------------------------------
                                          Rob Morris, President
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                          Cassem, Tierney, Adams, Gotch
                              & Soudlas, Attorneys
                          8805 Indian Hills Dr., Omaha

                           NOTICE OF INCORPORATION OF
                            NORTHLAND TRANSPORTATION
                                 SERVICES, INC.

      NOTICE IS HEREBY GIVEN that the undersigned has formed a corporation under the laws of the State of Nebraska as follows:

      1. The name of the corporation is Northland Transportation Services, Inc.

      2. The address of the initial registered office is 206 South 13th Street, Suite 1500, Lincoln, Nebraska 68508 and the initial registered agent at that address is CT Corporation System.

      3. The general nature of the business to be transacted is to act as a common carrier of freight.

      4. The authorized capital stock of the corporation is 100 shares of common stock with a par value of $100.00, each of which may be issued for any medium permissable under the laws of the State of Nebraska, and as is determined from time to time by the Board of Directors.

      5. The corporation commenced existence on the filing and recording of its Articles of Incorporation with the Secretary of State and it shall have perpetual existence.

      6. The affairs of the corporation shall be conducted by a Board of Directors, president, vice president, secretary, treasurer and such subordinate officers and agents as may be prescribed by the Bylaws or appointed by the Board of Directors.

                          Daniel J. Duffy, Incorporator

Dec 19 (Mon)                                                         Dec 5-12-19

                              PROOF OF PUBLICATION

                                    AFFIDAVIT
                    State of Nebraska, Lancaster County, ss:

      Scott G. Stewart, being duly sworn, desposes and says that he/she is an editor or manager of The Daily Reporter, a legal daily newspaper printed, published and of general circulation in the County of Lancaster and the State of Nebraska, and that the attached printed notice was published in the said newspaper once each week three successive weeks, the first insertion having been on the 5 day of December A.D., 1994, and thereafter on December 12, 19 1994, and that said newspaper is a legal newspaper under the statutes of the State of Nebraska. The above facts are within my personal knowledge.

                                       /s/ [ILLEGIBLE]
                                       -----------------------------------------

                                       Subscribed in my presence and sworn to
                                       before me 19 December 1994

RECEIVED

DEC 20 1994

SECRETARY OF STATE
CORPORATION DIVISION

                                       /s/ Patricia J. [ILLEGIBLE]
                                       -----------------------------------------
                                                                   Notary Public

Printer's Fee  $63.12                          [NOTARY STAMP ILLEGIBLE]